Exhibit 99.1

Communiqué de presse

Montrouge, France, le 3 mai (7 h 30 CEST) 2021

DBV Technologies annonce ses résultats financiers du premier trimestre 2021

DBV Technologies S.A. (Euronext : DBV – ISIN : FR0010417345 – Nasdaq : DBVT), laboratoire biopharmaceutique français, a annoncé aujourd’hui ses résultats financiers pour le premier trimestre 2021. Les états financiers trimestriels ont été approuvés par le Conseil d’Administration le 30 avril 2021.

« Je suis satisfait de la poursuite générale des mesures de réduction des coûts de DBV au cours du premier trimestre 2021 », a déclaré Daniel Tasse, Directeur Général de DBV Technologies. « Nous demeurons vigilants quant à nos dépenses et confiants sur le fait que notre trésorerie au 31 mars 2021 financera nos opérations jusqu’au second semestre de 2022. Nous restons concentrés sur l’avancement du dossier réglementaire de Viaskin Peanut et le développement de notre pipeline dans le but d’améliorer la vie des patients souffrant d’allergies alimentaires. »

Résultats financiers du premier trimestre 20211

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Trésorerie et équivalents de trésorerie : la trésorerie et les équivalents de trésorerie au 31 mars 2021 s’élevaient à 152,5 millions de dollars, contre 196,4 millions de dollars au 31 décembre 2020. Sur le premier trimestre clos au 31 mars 2021, la diminution nette de 43,9 millions de dollars est principalement attribuable aux flux de trésorerie liés aux activités opérationnelles pour (36,2) millions de dollars et à l’effet des taux de change sur la trésorerie et les équivalents de trésorerie pour (7,9) millions de dollars. Les flux de trésorerie liés aux activités d’investissement se sont élevés à (0,2) million de dollars et les flux de trésorerie liés aux activités de financement à 0,4 million de dollars. Hors montants versés dans le cadre du plan de restructuration sur le premier trimestre de 2021 pour 4,9 millions de dollars, les flux de trésorerie liés aux activités opérationnelles s’élèvent à (31,3) millions de dollars, ce qui reflète la mise en œuvre continue de mesures de réduction des coûts par la Société. Sur la base de ses hypothèses actuelles, DBV s’attend à ce que sa trésorerie et ses équivalents de trésorerie actuels financent ses activités jusqu’au second semestre 2022.

[1]	Les états financiers consolidés non audités de la Société pour le premier trimestre 2021 sont établis conformément aux principes comptables généralement acceptés aux États-Unis (“U.S. GAAP”).

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Produits opérationnels : les produits opérationnels se sont élevés à 2,9 millions de dollars pour le trimestre clos au 31 mars 2021, contre à 4,7 millions de dollars pour le trimestre clos le 31 mars 2020, en baisse de 37,7%. Pour les 3 mois clos le 31 mars 2021 et 2020, les produits opérationnels ont été principalement générés par le Crédit d’Impôt Recherche (CIR) et par les produits reconnus par DBV dans le cadre de son accord de collaboration avec Nestlé Health Science. La diminution des produits opérationnels est principalement due à la baisse du CIR, les frais de recherche et développement, et donc les dépenses éligibles au CIR, étant en diminution.

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Charges opérationnelles : Les charges opérationnelles du premier trimestre 2021 s’élèvent à 32,6 millions de dollars, contre 45,9 millions de dollars pour le premier trimestre 2020. La diminution de 13,4 millions de dollars des charges opérationnelles est principalement attribuable à la diminution des dépenses de personnel, qui est directement liée à la réduction des effectifs mise en œuvre par DBV à la suite de son plan de restructuration global initié en 2020. Les dépenses de personnel ont diminué de 9,7 millions de dollars, de 18,7 millions de dollars pour les 3 mois clos le 31 mars 2020 à 9,0 millions de dollars pour les 3 mois clos le 31 mars 2021, soit une baisse de 52%, pour une diminution de 61% du l’effectif moyen entre les deux périodes (311 et 121 ETP respectivement pour le premier trimestre 2020 et 2021). Au 31 mars 2021, l’effectif de DBV comptait 104 employés. La diminution des autres charges opérationnelles est principalement liée aux mesures de discipline budgétaire prises par DBV. En raison des effets de la pandémie de COVID-19, DBV a également connu une diminution de certaines dépenses, notamment des frais de congrès et de déplacements.

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Perte nette : la perte nette s’est élevée à (29,4) millions de dollars pour les 3 mois clos le 31 mars 2021, contre (40,9) millions de dollars pour les 3 mois clos le 31 mars 2020. La perte par action (basée sur le nombre moyen pondéré d’actions en circulation au cours de la période) s’est élevée respectivement à (0,54) et (0,79) dollars pour les 3 mois clos le 31 mars 2021 et 2020.

La société n’organisera pas de conférence téléphonique pour discuter de ses résultats financiers du premier trimestre 2021. Elle organisera une conférence téléphonique pour discuter de ses résultats financiers du premier semestre 2021 en août 2021.

ETAT RESUME DE LA SITUATION FINANCIERE CONSOLIDÉE (non audité)

(en milliers de dollars)

U.S. GAAP
	Au 31 mars	Au 31 décembre
	2021	2020
Actif	$221 405	$272,246
dont trésorerie et équivalents de trésorerie	152 459	196 352
Dettes	52 229	66 754
Capitaux propres	$169 176	$205 491
dont résultat de la période	(29 449)	(159 555)

ETAT RESUME DU COMPTE DE RÉSULTAT ET DU RESULTAT GLOBAL CONSOLIDÉ (non audité)

(en milliers de dollars, à l’exception des données par action)

	U.S. GAAP
	Pour les 3 mois clos le 31 mars
	2021	2020
Produits opérationnels	$2 941	$4 720
Charges opérationnelles
Recherche & Développement	(22 164)	(27 532)
Frais commerciaux	(729)	(7 297)
Frais généraux	(9 683)	(11 113)
Coûts de restructuration et assimilés	—	—

Total des charges opérationnelles	(32 575)	(45 942)

Résultat financier	215	309
Impôt sur les sociétés	(30)	—

Résultat net	$(29 449)	$(40 913)

Résultat global de la période	$(38 279)	$(46 788)

Résultat de base et dilué par action ($/action)	$(0,54)	$(0,79)

ETAT RESUME DU TABLEAU DE FLUX DE TRESORERIE CONSOLIDÉ (non audité)

(en milliers de dollars)

	U.S. GAAP
	Pour les 3 mois clos le 31 mars
	2021	2020
Flux de trésorerie nets liés aux activités opérationnelles	$(36,204)	$(49,683)
Flux de trésorerie nets liés aux activités d’investissement	(185)	(930)
Flux de trésorerie nets liés aux activités de financement	440	150,611
Incidence des variations du cours des devises	(7,944)	(5,811)

(Diminution) / Augmentation de la trésorerie	(43,893)	94,187

Trésorerie et équivalents de trésorerie nets à l’ouverture	196,352	193,255
Trésorerie et équivalents de trésorerie nets à la clôture	$152,549	$287,442

À propos de DBV Technologies

DBV Technologies développe Viaskin™, une plateforme technologique exclusive expérimentale avec de vastes champs d’applications potentielles en immunothérapie. Viaskin utilise l’immunothérapie par voie épicutanée, ou EPIT™, qui est la méthode développée par DBV pour administrer des composés biologiquement actifs au système immunitaire à travers une peau intacte. Avec cette nouvelle catégorie de produits candidats non invasifs, la Société s’attache à transformer en toute sécurité la prise en charge des patients souffrant d’allergies alimentaires. Les programmes de DBV relatifs aux allergies alimentaires comprennent notamment des essais cliniques en cours sur Viaskin Peanut. DBV Technologies a un siège social mondial à Montrouge (France) et une structure opérationnelle en Amérique du Nord à Summit, dans le New Jersey. Les actions ordinaires de la Société sont négociées sur le segment B d’Euronext Paris (mnémonique : DBV, Code ISIN : FR0010417345), incluses dans l’indice SBF 120, tandis que les ADS de la Société (chacune représentant la moitié d’une action ordinaire) sont négociées sur le Nasdaq Global Select Market (mnémonique : DBVT).

Déclarations prospectives

Ce communiqué de presse peut contenir des déclarations et estimations prospectives, notamment des déclarations concernant, les prévisions de DBV concernant sa trésorerie, les mesures de réduction des coûts prévues par DBV, les démarches réglementaires prévus par DBV et la capacité de l’un des produits candidats de DBV, s’il est approuvé, à améliorer la vie des patients souffrant d’allergies alimentaires. Ces déclarations et estimations prospectives ne constituent ni des promesses ni des garanties, et comportent des risques et des aléas substantiels. À ce stade, les produits candidats de DBV n’ont été autorisés à la vente dans aucun pays. Parmi les facteurs susceptibles de faire en sorte que les résultats réels diffèrent sensiblement de ceux décrits ou prévus dans ce document, peuvent être citées, les incertitudes liées de manière générale aux activités de recherche et de développement, aux essais cliniques, et aux examens et approbations réglementaires correspondants, y compris l’impact de la pandémie de COVID-19. Une liste détaillée et une description de ces risques, aléas et autres risques, qui pourraient engendrer que les résultats réels diffèrent sensiblement de ceux indiqués dans les déclarations prospectives du présent communiqué de presse, figurent dans les documents déposés par DBV auprès de l’Autorité des Marchés Financiers (« AMF ») au titre de ses obligations réglementaires, dans les documents et rapports de la société déposés auprès de l’Autorité de réglementation et de contrôle des marchés financiers (« Securities and Exchange Commission » ou « SEC ») aux États-Unis, notamment dans le rapport annuel de DBV sur le formulaire 10-K relatif à l’exercice clôturé le 31 décembre 2020, déposé auprès de la SEC le 17 mars 2021, et dans les documents et rapports futurs publiés par DBV auprès de l’AMF et de la SEC. Les investisseurs existants et potentiels sont avertis qu’ils ne doivent pas se fier indûment à ces déclarations et estimations prospectives, qui ne valent qu’à la date des présentes. Sauf lorsque cela est requis par la réglementation applicable, DBV Technologies ne prend aucun engagement quant à la mise à jour ou à la révision des informations contenues dans ce communiqué de presse.

Contact investisseurs

Anne Pollak

DBV Technologies

+1 857-529-2363

Anne.pollak@dbv-technologies.com

Contact médias

Angela Marcucci

DBV Technologies

+1 646-842-2393

angela.marcucci@dbv-technologies.com